As filed with the Securities and Exchange Commission on December 10, 2007
Registration No. 333-131770

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
ON
FORM S-1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

IRVINE SENSORS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	3674 (Primary Standard Industrial Classification Number)	33-0280334 (I.R.S. Employer Identification No.)

3001 Red Hill Avenue,
Costa Mesa, California 92626
(714) 549-8211
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John C. Carson
Chief Executive Officer
Irvine Sensors Corporation
3001 Red Hill Avenue,
Costa Mesa, California 92626
(714) 549-8211
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Ellen S. Bancroft, Esq.
Parker A. Schweich, Esq.
Dorsey & Whitney LLP
38 Technology Drive
Irvine, California 92618
(949) 932-3600

Approximate date of commencement of proposed sale to the public:
This post-effective amendment deregisters those securities that remain unsold hereunder as of the date hereof.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

DEREGISTRATION OF SECURITIES
SIGNATURES

DEREGISTRATION OF SECURITIES
     Irvine Sensors Corporation, a Delaware corporation (the “Company”), is filing this Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement on Form S-3, as amended, which was originally filed on February 10, 2006 (File No. 333-131770) (the “Registration Statement”), in order to deregister the shares of the Company’s common stock (the “Common Stock”) that were registered under the Registration Statement but that have not been sold under the Registration Statement by certain selling stockholders.
     The Company believes that of the 5,755,186 shares of Common Stock registered under the Registration Statement, 4,865,186 shares of Common Stock were not sold under the Registration Statement and, accordingly, are being deregistered hereunder.
     This Post-Effective Amendment is being filed because the financial statements contained in the Registration Statement are stale and the Registration Statement is no longer effective due to the Company not being presently eligible to use Form S-3.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on the 10th day of December, 2007.

IRVINE SENSORS CORPORATION
By	/s/ JOHN C. CARSON
John C. Carson
Chief Executive Officer, President and Director (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ JOHN C. CARSON John C. Carson	Chief Executive Officer, President and Director (Principal Executive Officer)	December 10, 2007

/s/ JOHN J. STUART, JR. John J. Stuart, Jr.	Chief Financial Officer and Secretary (Principal Financial and Chief Accounting Officer)	December 10, 2007

/s/ MEL R. BRASHEARS Mel R. Brashears	Chairman of the Board	December 10, 2007

/s/ MARC DUMONT Marc Dumont	Director	December 10, 2007

/s/ THOMAS M. KELLY Thomas M. Kelly	Director	December 10, 2007

/s/ CLIFFORD PIKE Clifford Pike	Director	December 10, 2007

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Signature	Title	Date

Frank Ragano	Director

/s/ ROBERT G. RICHARDS Robert G. Richards	Director	December 10, 2007

Chris Toffales	Director

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